UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2017

First Busey Corporation

(Exact name of registrant as specified in charter)

Nevada	0-15950	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 W. University Ave.

Champaign, Illinois  61820

(Address of principal executive offices) (Zip code)

(217) 365-4544

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On May 18, 2017, First Busey Corporation (the “Company”) entered into an underwriting agreement with U.S. Bancorp Investments, Inc. and Sandler O’Neill & Partners, L.P., as representatives of the several underwriters named therein (the “Underwriting Agreement”), in connection with its public offering of (i) $40,000,000 aggregate principal amount of the Company’s 3.75% Senior Notes due May 25, 2022 and (ii) $60,000,000 aggregate principal amount of the Company’s Fixed to Floating Rate Subordinated Notes due May 25, 2027 (collectively the “Notes”).

The offering of the Notes was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-199442) (the “Registration Statement”), including a prospectus supplement dated May 18, 2017 to the prospectus contained in the Registration Statement.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, and customary closing conditions, termination rights and indemnification provisions.  The description of the Underwriting Agreement is a summary and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

1.1                               Underwriting Agreement, dated May 18, 2017, between the Company and U.S. Bancorp Investments, Inc. and Sandler O’Neill & Partners, L.P., as representatives of the several underwriters named therein.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2017	FIRST BUSEY CORPORATION

	By:	/s/ Robin N. Elliott
	Name:	Robin N. Elliott
	Title:	Chief Operating Officer and
Chief Financial Officer